SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

COLLECTORS UNIVERSE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

☐ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.
(3)	Filing Party:
(4)	Date Filed:

COLLECTORS UNIVERSE, INC.
1921 E. Alton Avenue
Santa Ana, California 92705

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Monday, December 5, 2005

TO THE STOCKHOLDERS OF COLLECTORS UNIVERSE, INC.:

The 2005 Annual Meeting of Stockholders of COLLECTORS UNIVERSE, INC. (the “Company”), will be held at the Company’s offices at 1921 E. Alton Avenue, Santa Ana, California 92705 on Monday, December 5, 2005, at 10:00 a.m., Pacific Time, for the following purposes:

(1) Election of Directors. To elect the following seven nominees to serve as directors until the next Annual Meeting of Stockholders or until their successors are elected and have qualified:

A. Clinton Allen	Michael R. Haynes
Deborah A. Farrington	A. J. “Bert” Moyer
Ben A. Frydman	Van D. Simmons
David G. Hall

(2) Approval of 2005 Stock Incentive Plan. To approve the 2005 Stock Incentive Plan which authorizes the Company to grant, to officers, directors, employees and service providers of the Company and its subsidiaries, options and restricted rights to purchase up to an aggregate of 230,000 shares of the Company’s common stock.

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Additional information regarding these matters is contained in the accompanying Proxy Statement, which stockholders are urged to review. Only stockholders of record at the close of business on October 17, 2005 will be entitled to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors
A. Clinton Allen
Chairman of the Board

Santa Ana, California
October 28, 2005

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE AND SIGN AND RETURN THE ENCLOSED PROXY.

Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

COLLECTORS UNIVERSE, INC.
1921 E. Alton Avenue
Santa Ana, California 92705

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 5, 2005

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Collectors Universe, Inc., a Delaware corporation (the “Company”), for use at its 2005 Annual Meeting of Stockholders to be held on Monday, December 5, 2005, at 10:00 A.M., Pacific Time, at the executive offices of the Company, 1921 E. Alton Avenue, Santa Ana, California 92705. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about October 28, 2005.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE BY COMPLETING, SIGNING AND DATING THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Some stockholders may have their shares registered in different names or hold shares in different capacities. For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. In that event, you will receive multiple copies of this Proxy Statement and multiple Proxies. If you want all of your votes to be counted, please be sure to sign, date and return all of those Proxies.

Who May Vote?

The shares of the Company’s common stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. If you were a stockholder on the records of the Company at the close of business on October 17, 2005 (which is the record date established for the Annual Meeting), you may vote at the Annual Meeting, and at any adjournment or postponement thereof, either in person or by proxy. On that day, there were 8,611,103 shares of our common stock outstanding and entitled to vote.

How Many Votes Do I Have?

Each share is entitled to one vote in the election of directors and on any other matter upon which a vote may properly be taken at the Annual Meeting. Also, in the election of directors, there is no cumulative voting. As a result each stockholder will be entitled, for each share of common stock that such stockholder owns, to cast one vote for a single nominee for each position on the Board of Directors.

In order to vote, you must either designate a proxy to vote on your behalf at the Annual Meeting, or attend the Annual Meeting and vote your shares in person. The Board of Directors requests your proxy so that your shares will count toward a quorum and will be voted at the Annual Meeting.

How Will The Board Vote My Proxy?

A properly executed proxy received by us prior to the Meeting, and not revoked, will be voted as directed by you on that proxy. If you provide no specific direction, your shares will be voted “FOR” the election of the Directors nominated by the Board and “FOR” the approval of the Company’s 2005 Stock Incentive Plan (Proposal No. 2).

If any other matter is presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by your proxy will be voted in accordance with the judgment of the holders of the proxy. However, if your shares are held in a brokerage account or by a nominee, please read the information below under captions “How May I Vote” and “Voting Shares Held by Brokers, Banks and Other Nominees” regarding how your shares may be voted.

How May I Vote?

Stockholders should complete, sign, date and return their proxy cards in the postage-prepaid return envelope provided with this Proxy Statement. If you sign and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors (except for shares held by brokers, banks and other nominees, as described below). If you forget to sign you proxy card your shares cannot be voted. However, if you sign your proxy card, but forget to date it, your shares will still be voted as you have directed. You should, however, date your proxy card, as well as sign it.

In the alternative, you may attend the Annual Meeting and vote in person. However, if your shares are held in a brokerage account or by a nominee holder, you will need to contact the broker or the nominee holder to obtain a proxy that will enable you to vote your shares in person at the Annual Meeting.

Voting Shares Held by Brokers, Banks and Other Nominees

If you hold your shares of Company common stock in a brokerage or nominee account, you are the “beneficial owner” of those shares, holding them in “street name.” In order to vote your shares, you must give voting instructions to your broker or the nominee holder of your shares. We ask brokers and nominee holders to obtain voting instructions from the beneficial owners of shares of our common stock. Proxies that are sent to us by brokers or nominee holders on your behalf will count toward a quorum and will be voted in accordance with the instructions that you have provided to the broker or nominee holder of your shares. If you fail to provide voting instructions, your broker or other nominee will have discretion to vote your shares for the election of the Board’s nominees at the Annual Meeting (unless there is a “counter-solicitation” or your broker has knowledge of a “contest,” as those terms are used in the New York Stock Exchange Rules). However, under the New York Stock Exchange Rules, which are applicable to brokerage firms and are followed by most other nominee holders, without your instructions your shares will not be voted by your broker or nominee holder on the proposal to approve the 2005 Stock Incentive Plan (Proposal No. 2 below).

Required Vote

Quorum Requirement. Our Bylaws require that a quorum — that is, the holders of a majority of all of the shares of our common stock entitled to vote at the Annual Meeting — be present, in person or by proxy, before any business may be transacted at the Meeting (other than adjourning the Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).

Election of Directors. A plurality of the votes cast is required for the election of Directors. The seven nominees for election to the Board who receive the highest number of votes cast will be elected and any shares voted to “Withhold Authority” will not have any effect on the outcome of the election. Broker non-votes, which relate to shares for which “street” or “nominee” holders do not obtain voting instructions from the beneficial holders and cannot or do not choose to vote the shares on a discretionary basis, are not counted as votes cast and, therefore, also will have no effect on the outcome of the election. However, shares voted to Withhold Authority and broker non-votes are considered present at the meeting for purposes of determining whether a quorum is present.

Approval of 2005 Stock Incentive Plan. Approval of the 2005 Stock Incentive Plan will require the affirmative vote of a majority of the shares present, in person or by proxy, and voted on this Proposal. Abstentions will have the same effect as a vote against this Proposal. Broker non-votes, however, will be treated as if they had not been voted and, therefore, will not be counted, except for quorum purposes.

How Can I Revoke My Proxy?

If you are the record owner of your shares and, after you have returned your proxy, you decide to change your vote, you may do so by taking any one of the following actions:

•
Sending a written notice that you are revoking your proxy addressed to the Secretary of the Company, at P.O. Box 6280 Newport Beach, California 92658 and then voting again by one of the methods described immediately below. To be effective, the notice of revocation must be received by the Company before the Annual Meeting commences.

•	Returning a new proxy with a later date than your earlier proxy. To be effective, that later dated proxy must be received by the Company before the Annual Meeting commences.

•	Attending the Meeting and voting in person or by proxy in a manner different that the instructions contained in your earlier proxy.

However, if your shares are held by a broker or other nominee holder, and you want to change the voting instructions you have previously given to the broker or nominee holder, you will need to contact your broker or the nominee holder to ascertain the actions you will need to take to change your previous voting instructions.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table presents certain information as of October 17, 2005, regarding the shares of common stock of the Company beneficially owned by (i) persons known by the Company to hold more than 5% of its shares, (ii) the incumbent directors and the nominees for election to the Board of Directors at the upcoming Annual Meeting, (iii) the executive officers of the Company, and (iv) all of the directors and executive officers as a group.

	Shares Beneficially Owned(1)
Name	Number	Percent of Class

Delaware Management Business Trust Delaware Management Holdings 2005 Market Street Philadelphia, PA 19103	907,965(2)	10.5%

David G. Hall P.O. Box 6280 Newport Beach, CA 92658	771,518(3)	7.7%

Special Situations Cayman Fund, L.P., Special Situations Fund III, Austin W. Marxe and David M. Greenhouse 153 East 53rd Street, 55th floor, New York, NY 10022	713,180(4)	8.3%

Van D. Simmons	232,360(5)	2.3%

Michael R. Haynes	115,164(6)	1.2%

A. Clinton Allen	90,125(6)	*

Ben A. Frydman	49,375(6) (7)	*

Deborah A. Farrington	42,500(6)	*

A. J. Bert Moyer	42,500(6)	*

Michael J. Lewis	45,625(6)	*

Joseph J. Wallace	8,750(6)	*

All Directors and Executive Officers, as a group (9 persons)	1,398,397(8)	14.0%

* Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Under those rules and for purposes of the table above (a) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; (b) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares, in which case the same shares will be included in share ownership totals for each of those persons; and (c) if a person held options or warrants to purchase shares that were exercisable on, or became exercisable within 60 days of, October 17, 2004, that person will be deemed to be the beneficial owner of those shares and those shares (but not shares that are subject to options or warrants held by any other stockholder) will be deemed to be outstanding for purposes of computing the percentage of the outstanding shares that are beneficially owned by that person.

(2)
According to a report filed, on Schedule 13G with the Securities and Exchange Commission (the “SEC”), by Delaware Management Business Trust and Delaware Management Holdings (the “Delaware Management Companies”), they have sole voting and dispositive power with respect to all of these shares. That report also states that these Shares are being held on behalf of the some or all of a number of investment funds referred to, collectively, as the Delaware Investments Family of Funds and that those Funds may be deemed to be the direct or indirect beneficial owners of these shares for purposes of the reporting requirements of Section 13(d) of the Securities Exchange Act of 1934, as amended. Lincoln National Corp. is reported to be the ultimate parent of the Delaware Management Companies.

(3)
Includes 46,426 shares held in grantor trusts established for Mr. Hall’s children. Mr. Hall may, under limited circumstances, exercise dispositive power (but he does not have voting power) over those shares and, for that reason, may be deemed to share such dispositive power with the trustees of those trusts.

(4)
According to the most recent report on Schedule 13G filed with the SEC by Messrs. Marxe and Greenhouse, 173,795 of these shares are owned by Special Situations Cayman Fund, L.P. (“Cayman”) and the other 539,385 shares are owned by Special Situations Fund III, L.P (“SSFIII”). That report states, however, that Messrs. Marxe and Greenhouse share sole voting and dispositive power over all 713,180 of the shares, because they are the controlling principals of AWM Investment Company, Inc., which is the general partner of and investment adviser to Cayman and the general partner of MGP Advisers Limited Partnership (“MGP”), which is the general partner of and investment adviser to SSFIII.

(5)
Includes 15,476 of the shares held by the grantor trusts established by Mr. Hall for his children that are referred to in footnote (3) above, because Mr. Simmons is a trustee for certain of those trusts. As trustee, he exercises voting power, and shares dispositive power with Mr. Hall, over those 15,476 shares and, therefore, these 15,476 shares are included in both of their respective share ownership totals. Mr. Simmons does not have any financial or pecuniary interest in any of the shares held in these trusts. Also includes 15,000 employee stock options that are exercisable within 60 days of October 17, 2005.

(6)
Includes the following numbers of shares which may be purchased on exercise of employee stock options that were exercisable on, or will become exercisable within 60 days of, October 17, 2005: Mr. Haynes - 110,000 shares; Mr. Allen - 81,250 shares; Mr. Frydman - 48,750 shares; Ms. Farrington - 41,500 shares; Mr. Moyer - 37,500 shares; Mr. Lewis - 45,625 shares; and Mr. Wallace — 8,750 shares.

(7)
Does not include, and Mr. Frydman disclaims beneficial ownership of, a total of 4,375 shares owned by other members of the law firm of Stradling Yocca Carlson & Rauth, of which Mr. Frydman is a stockholder and member.

(8)
Includes a total of 388,375 shares which our executive officers and directors have the right to acquire by exercise of stock options that were exercisable on, or will become exercisable within 60 days of, October 17, 2005.

ELECTION OF DIRECTORS
(Proposal No. 1)

The Company’s Bylaws currently provide for a Board of seven directors to serve for a term of one (1) year and until their successors are elected and qualify to serve. The Board of Directors has nominated the seven nominees named below for election as directors at the 2005 Annual Meeting. Unless authority to vote has been withheld, the proxy holders named in the enclosed proxies intend to vote the shares represented by those proxies at the Annual Meeting for the election of all of the nominees named below.

All of the nominees are presently directors of the Company and all of them were elected to the Board of Directors by the Company’s stockholders at the 2004 Annual Meeting. All of the nominees have consented to serve, if elected. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

Vote Required and Recommendation of the Board of Directors

Under Delaware law, the seven nominees for election as Directors receiving the highest number of votes at the Annual Meeting will be elected. As a result, proxies voted to “Withhold Authority,” which will be counted, and broker non-votes, which will not be counted, will have no practical effect on the outcome of the election.

The names and certain information, as of October 17, 2005, concerning the nominees for election as Directors is set forth below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Nominees:	Age	Director Since	Principal Occupation

A. Clinton Allen	61	2001	Chief Executive Officer of A. C. Allen & Company

Deborah A. Farrington	55	2003	Co-Chairman of StarVest Partners, L.P.

Ben A. Frydman	58	2000	Attorney and Member of Stradling Yocca Carlson & Rauth

David G. Hall	58	1986*	President of the Company

Michael R. Haynes	54	2003	Chief Executive Officer of the Company

A. J. “Bert” Moyer	61	2003	Business Consultant and Private Investor

Van D. Simmons	54	1986*	President of DHRCC, Inc.

*
Although Collectors Universe was organized in February 1999, Messrs. Hall and Simmons were both founders and served as directors of its predecessor company, Professional Coin Grading Service, Inc. beginning in 1986.

A. Clinton Allen has served as a Director since June 2001 and as Chairman of the Board of Directors since December 2002. Mr. Allen is the CEO of A. C. Allen & Company, a private investment banking consulting firm. He is the Lead Director and Chairman of the Audit Committee of Steinway Musical Instruments, one of the world's largest manufacturers of musical instruments. He is also a member of the board of directors of Brooks Automation, Inc., which provides integrated tool and factory automation solutions for the global semiconductor and related industries and of the board of directors of LKQ Corporation, the largest nationwide provider of recycled OEM automotive parts. He also serves on the board of Source Interlink Companies, Inc., a premier direct-to-retail marketing merchandising and fulfillment company for home entertainment content products. He served on the board of directors of Blockbuster Entertainment Corporation from 1986 until its acquisition by Viacom/Paramount in September 1994. Mr. Allen graduated from Harvard University and serves on the Executive Committee of the Friends of Harvard Football, as well as the Harvard Visiting Committee on University Resources and the Harvard Major Gifts Committee. He is a member of the Board of Directors and the President’s Council of the Massachusetts General Hospital.

Deborah A. Farrington is founder and is, and since 1998 has been, the Co-Chairman of StarVest Partners, L.P., a $150 million private equity fund, which invests primarily in emerging software and business services companies. From 1993 to 1997, Ms. Farrington was President and CEO of Victory Ventures, LLC, a New York-based private equity investment firm. Also during that period, she was a founding investor and chairman of the board of Staffing Resources, Inc., a diversified staffing company which grew from $17 million to $300 million in annual revenues while she served on its board. Ms. Farrington serves on the Boards of NetSuite Technologies, Inc., Comparison Markets, Inc., and Fieldglass, Inc., all of which are private companies. She is a graduate of Smith College and received an MBA from Harvard Business School.

Ben A. Frydman has served as a Director of Collectors Universe since December 2000. Mr. Frydman is, and for more than the past five years has been, engaged in the private practice of law, as a member and stockholder of Stradling Yocca Carlson & Rauth, a Professional corporation, which provided legal services to the Company in the fiscal year ended June 30, 2005 and is expected to provide legal services to the Company in the fiscal year ending June 30, 2006. Mr. Frydman is a member of the Board of Directors of The Coast Distribution System, Inc., a public company that is one of North America’s largest wholesale distributors of aftermarket parts and accessories for recreational vehicles and boats. He also is a founding member of the Board of the Forum for Corporate Directors of Orange County, which is a nonprofit corporation that conducts educational programs focusing on corporate governance. Mr. Frydman has a B.A. degree, with honors, from UCLA and a Juris Doctor degree, with honors, from Harvard Law School.

David G. Hall has served as President of Collectors Universe since October 2001 and a Director since its founding in February 1999. From April 2000 to September 2001, Mr. Hall served as the Chief Executive Officer of the Company and as its Chairman from February 1999 to October 2001. Mr. Hall is a director and President of Professional Coin Grading Service, Inc., the Company’s predecessor and now its wholly-owned subsidiary, and was its Chief Executive Officer from 1986 to February 1999, when it was acquired by the Company. Mr. Hall was honored in 1999 by COINage Magazine as Numismatist of the Century, along with 14 other individuals. In 1990, Mr. Hall was named Orange County Entrepreneur of the Year by INC. Magazine. In addition, he has written A Mercenary’s Guide to the Rare Coin Market, a book dedicated to coin collecting.

Michael R. Haynes has been the Company’s Chief Executive Officer since January 2003. Prior to joining Collectors Universe, he had served as president, chief operating officer or chief financial officer of eight different companies engaged in the collectibles, precious metals, specialty retail, distribution, e-commerce and manufacturing businesses, including Greg Manning Auctions, Inc., where he served as President and Chief Financial Officer from 1994 to 1995 and Heritage Numismatic Auctions, where he served as President from 1974 to 1990. Mr. Haynes also was one of the co-founding board members of the Industry Council for Tangible Assets, a Washington, D.C. trade association for dealers and auctioneers of tangible and collectible assets, where he served for nine years. Mr. Haynes holds a Master's Degree in Business and a Bachelor of Science Degree in Mechanical Engineering, both from Southern Methodist University. Mr. Haynes also is a CPA.

A. J. “Bert” Moyer, who is now a business consultant and private investor, served from March 1998 until February 2000 as Executive Vice President and Chief Financial Officer for QAD, Inc., a leading provider of enterprise resource planning software applications for global manufacturing companies. Between September 2000 and February 2002, Mr. Moyer was engaged as a consultant to QAD, Inc., assisting in the Sales Operations of the Americas Region. He served as president of the commercial division of the Profit Recovery Group International, Inc. from March until July 2000. Prior to joining QAD, Inc. in 1998, Mr. Moyer was Chief Financial Officer of Allergan, a specialty pharmaceutical company based in Irvine, California. Mr. Moyer serves on the boards of directors of CalAmp Corp., Virco Manufacturing Corporation and LaserCard Corporation, all of which are public companies. Mr. Moyer received his Bachelor of Science degree in Business Administration from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin.

Van D. Simmons is the President of DHRCC, Inc., a direct seller of rare coins. He served as President of the Company’s David Hall Rare Coins Division from October 2000 until March 2004, when we discontinued that business. From July to October 2000, he served as Vice President of Sales of the Company’s Bowers and Merena Division. From 1981 to 1997 he served as the President of DHRCC, Inc. Mr. Simmons was a founding director of the Company in February 1999 and was also a founder and served as a director of its predecessor company, Professional Coin Grading Service, Inc., from 1986 to February 1999. He served as Chairman of the Board of David Hall’s North American Trading, LLC, a retailer of rare coins, from February 1997 to July 2000.

There are no family relationships among any of the Company’s officers or directors.

THE BOARD OF DIRECTORS

The Role of the Board of Directors

In accordance with Delaware law and our Bylaws, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and its subsidiaries, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and in Board committee meetings.

Attendance at Meetings

During fiscal 2005, the Board of Directors of the Company held a total of 10 meetings and all of the directors attended at least 75% of the total of those meetings and the meetings of the Board committees on which they served during the respective periods they served as directors of the Company during that year.

Our Board members are encouraged to prepare for and attend all meetings of our stockholders and all meetings of the Board and the Board committees of which they are members. All of the directors attended the 2004 Annual Meeting of Stockholders.

Number of Directors

The Board currently consists of seven members. Our Bylaws provide that the Board of Directors is authorized to change the authorized number of directors from time to time, as it deems to be appropriate.

Term of Office of Directors - Annual Election of Directors

The Company’s Bylaws provide that directors are elected annually to serve for a term of one year ending at the next Annual Meeting of Stockholders and until their successors are elected. If a vacancy occurs in any Board position between Annual Meetings, the Board may fill the vacancy by electing a new director to that position. The Board of Directors may also create a new director position and elect a new director to hold that position for a term ending at the next Annual Meeting of Stockholders.

Director Independence

The Board has determined, after careful review, that each member of the Board is independent under the definition of independence set forth in rules of NASDAQ that are applicable to companies with shares listed on that NASDAQ National Stock Market (the “NASDAQ Listed Company Rules”), with the exception of Messrs. Haynes and Hall, who are officers of the Company, and Mr. Simmons who was employed by the Company until March 31, 2004. In reaching this conclusion, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company and each of the non-management directors. The Board determined that any relationships that now exist, or may have existed in the past, between the Company and any of the non-management directors have no material effect on their independence.

In accordance with the Board’s independence evaluation, 4 of the 7 incumbent members of the Board are independent directors. In addition, all of the members of the standing committees of the Board are independent directors.

Communications with the Board

Stockholders and other parties interested in communicating with the non-management directors as a group may do so by writing to the Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658. The Corporate Secretary will review and forward to the appropriate member or members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or its committees or that the Corporate Secretary otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by the Board’s Audit Committee.

Corporate Governance Policies

Our Board of Directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their duty to the Company’s stockholders. In September 2004, our Board of Directors adopted the following governance policies, which include a number of policies and practices under which our Board has operated for some time, together with concepts suggested by various authorities in corporate governance and the new requirements under the NASDAQ Listed Company Rules and the Sarbanes-Oxley Act of 2002. Some of the principal subjects covered by those policies include:

•
Director Qualifications, which include measuring each candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account the candidate’s employment and other board commitments.

•
Responsibilities of Directors, which include acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

•
Director access to management and, as necessary and appropriate, independent advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business.

•
Maintaining adequate funding to retain independent advisors for the Board, as the Board deems to be necessary or appropriate, and also for its standing committees as the members of those committees deem to be necessary or appropriate.

•
Director orientation and continuing education, including programs to familiarize new directors with our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and corporate governance guidelines. In addition, each director is expected to participate in continuing education programs relating to developments in the Company’s business and in corporate governance.

•	Annual performance evaluation of the Board, including an annual self-assessment of the Board’s performance as well as the performance of each Board committee.

•	Regularly scheduled executive sessions, without management, are held by the Board. In addition, the Audit Committee meets separately with the Company’s outside auditors.

Code of Business and Ethical Conduct

We have adopted a Code of Business and Ethical Conduct for our officers, employees and directors, as well as specific ethical conduct policies and principles that apply to our Chief Executive Officer, Chief Financial Officer and other key accounting and financial personnel. A copy of our Code of Business and Ethical Conduct is available at the Investor Relations Section of our website at www.collectors.com. We intend to disclose, at this location on our website, any amendments to that Code and any waivers of the requirements of that Code that may be granted to our Chief Executive Officer or Chief Financial Officer.

Other Governance Matters

In addition to the governance policies discussed above, our Chief Executive Officer and Chief Financial Officer have provided the certifications of our SEC filings required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 each quarter since the certification rules were adopted. We also have adopted charters for our Board committees that comply with applicable NASDAQ Listed Company Rules.

You can access our Board Committee charters, and other corporate governance materials, news releases and SEC filings, by visiting the Investor Relations Section of our website at www.collectors.com.

Committees of the Board of Directors

The Board has two standing committees: an Audit Committee and a Compensation Committee. Information regarding the members of each of those Committees and their responsibilities and the number of meetings held by those Committees in fiscal 2005 is set forth below. The Board of Directors, as a whole, functions as a Board Nominating Committee.

Audit Committee. The members of the Audit Committee are A. J. Bert Moyer, its Chairman, and A. Clinton Allen and Deborah A. Farrington. All of the members of the Audit Committee are independent within the meaning of the NASDAQ Listed Company Rules and the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Our Board of Directors has determined that Mr. Moyer meets the definition of “audit committee financial expert” adopted by the Securities and Exchange Commission (the “SEC”). The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent public accountants engaged to audit the Company’s financial statements. In accordance with the Charter and to ensure independence, the Audit Committee meets separately with our outside auditors and separately with members of management. A copy of the Audit Committee Charter, which complies with applicable NASDAQ Listed Company Rules, is accessible at the Investor Relations Section of our website at www.collectors.com. The Audit Committee held 10 meetings during fiscal 2005.

Compensation Committee. The members of the Compensation Committee are Deborah A. Farrington, its Chairperson, and A. Clinton Allen and A. J. Bert Moyer, each of whom is an independent director within the meaning of the NASDAQ Listed Company Rules. The Compensation Committee reviews and approves the salaries and establishes incentive compensation and other benefit plans for our executive officers. Our Board of Directors has adopted a charter setting forth the role and responsibilities of the Compensation Committee. A copy of that charter, which complies with applicable NASDAQ Listed Company Rules, is accessible at the Investor Relations Section of our website at www.collectors.com. The Compensation Committee held 7 meetings during fiscal 2005.

Nominating Committee. The Board of Directors has decided that the full Board of Directors should perform the functions of a nominating committee for the Company. It made that decision because the Board believes that selecting new Board nominees is one of the most important responsibilities the Board members have to our stockholders and, for that reason, all of the members of the Board should have the right and responsibility to participate in the selection process. In its role as nominating committee, the Board identifies and screens new candidates for Board membership. Each of the Board members, other than Messrs. Haynes, Hall and Simmons, is an “independent director” within the meaning of the NASDAQ Listed Company Rules that are applicable to membership on a Board Nominating Committee and the Board has decided that actions of the Board, in its role as nominating committee, can be taken only with the affirmative vote of a majority of the independent directors on the Board. Our Board of Directors has adopted a charter setting forth the responsibilities of the Board when acting as a nominating committee. A copy of that charter, which complies with applicable NASDAQ Listed Company Rules, is accessible at the Investor Relations section of our website at www.collectors.com. The Board met one time during fiscal 2005 in its role as nominating committee.

The Director Nominating Process. In identifying new candidates for membership on the Board, the Directors will seek recommendations from existing Board members and executive officers. In addition, the Board intends to consider any candidates that may be recommended by any of the Company’s stockholders who submit such recommendations to the Board in accordance with the procedures described below. The Board also has the authority to engage an executive search firm and other advisors as it deems appropriate to assist it identifying qualified Board candidates.

In assessing and selecting new candidates for Board membership, the Board of Directors will consider such factors, among others, as the candidate’s independence, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience and the candidate’s reputation for integrity. When selecting a nominee from among candidates considered by the Board, it will conduct background inquiries of and interviews with the candidates the Board members believe are best qualified to serve as directors. The Board members will consider a number of factors in making their selection of a nominee from among those candidates, including, among others, whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board; the candidate’s independence, including whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of directors of the Company, including membership on Board committees; whether the candidate’s skills and experience would add to the overall competencies of the Board; and whether the candidate has any special background or experience relevant to the Company’s business.

Stockholder Recommendations of Board Candidates. Any stockholder desiring to submit a recommendation for consideration by the Board of a candidate that the stockholder believes is qualified to be a Board nominee at any upcoming stockholders meeting may do so by submitting that recommendation in writing to the Board not later 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders. However, if the date of the upcoming annual stockholders meeting has been changed by more than 30 days from the anniversary date of the prior year’s annual meeting, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for the upcoming annual meeting. In addition, the recommendation should be accompanied by the following information: (i) the name and address of the nominating stockholder and the person that the nominating stockholder is recommending for consideration as a candidate or Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating stockholder, his or her recommended candidate and any other stockholders known by the nominating stockholder to be supporting the nomination of that candidate; (iii) a description of any arrangements or understandings that relate to the election of directors of the Company, between the nominating stockholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such stockholder, on the one hand, and any other person or persons (naming such other person or persons), on the other hand; (iv) such other information regarding each recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) the written consent of the stockholder’s recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director.

Director Compensation

For their service on our Board, independent directors, who serve on the Audit Committee or Compensation Committee receive a retainer of $55,000, and other non-employee directors receive a retainer $27,500 per year, as compensation for their services in preparing for and attending Board meetings. The Chairman of the Board of Directors and the Chairpersons of the Audit Committee and Compensation Committee receive additional fees of $45,000, $10,000 and $5,000, per year, for the additional services they perform for the Board of Directors in those capacities. Each of our non-employee directors is also eligible to receive stock option grants under our 2003 Stock Incentive Plan, including an automatic grant of options to purchase 15,000 shares of our common stock on the date of each Annual Stockholders Meeting at which he or she is elected or re-elected as a director.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Based upon information made available to us, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors and officers and any holders of more than 10% of the Company’s shares were satisfied with respect to the Company’s fiscal year ended June 30, 2005.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the annual and long-term compensation for the fiscal years ended June 30, 2005, 2004 and 2003 paid by the Company to its Chief Executive Officer and the highest paid executive officers who earned total cash compensation during fiscal 2005 of more than $100,000 (the “Named Officers”).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
	Year	Salary	Bonus	Other Annual Compensation	Stock Option Awards (Shares) (#)

Michael R. Haynes(1)	2005	$ 303,129	$ 300,000 (1)	$ -	80,000
Chief Executive Officer	2004	273,509	225,051 (1)	-	40,000
	2003	125,000	-	-	100,000

David G. Hall	2005	$ 300,000	300,000 (2)	$ -	-
President	2004	300,000	300,051 (2)	-	-
	2003	300,000	150,000 (2)	-	-

Michael J. Lewis	2005	$ 221,971	$ 200,000 (4)	$ 154,200 (5)	30,000
Chief Financial Officer (3)	2004	223,824	125,051 (4)	-	37,500
	2003	220,000	50,000 (4)	-	27,500

Joseph J. Wallace
Vice President Finance (3)	2005	$ 135,000	$ 35,054 (6)	$ -	5,000
	2004	5,625	-	-	15,000

(1)
Mr. Haynes joined the Company as its CEO effective January 1, 2003 and received six months of salary in fiscal 2003. Mr. Haynes annual base salary was increased from $250,000 to $275,000 in October 2003 and to $300,000 for fiscal 2005. Mr. Haynes' bonus compensation in fiscal 2005, and $200,051 of his bonus compensation in fiscal 2004, were paid pursuant to annual incentive compensation plans for each of those years. He also received a $25,000 discretionary bonus that was awarded to him by the Compensation Committee for fiscal 2004. The bonuses paid under the 2005 and 2004 incentive compensation plans were determined on the basis of (i) the Company’s financial performance in each of those years in relation to Company performance targets and (ii) Mr. Haynes’s achievement of certain individualized performance goals in each of those years.

(2)
Mr. Hall’s fiscal 2005, 2004 and 2003 bonuses were paid under incentive compensation programs that rewarded him for the performance of the Company’s authentication and grading division, which operates under his direct management supervision.

(3)
Effective September 15, 2005, Mr. Lewis was appointed Senior Vice President - Finance and Mr. Wallace was appointed as Chief Financial Officer, succeeding Mr. Lewis in that position. As a result of his appointment as Chief Financial Officer, Mr. Wallace became an executive officer of the Company for the first time effective September 15, 2005.

(4)
Mr. Lewis’fiscal 2005, 2004, and 2003 bonuses were paid pursuant to incentive bonus plans adopted in each of those years and bonus amounts were determined on the basis of (i) the Company’s financial performance in each of those fiscal years measured in relation to Company financial performance targets, and (ii) his achievement of certain individualized performance goals.

(5)
Represents compensation realized on the exercise, during fiscal 2005, of stock options to purchase 10,000 shares of common stock that were granted to Mr. Lewis in October 2001 at an exercise price of $3.08 per share, which was the fair market value of the Company’s shares on the date of the grant of those options.

(6)
Mr. Wallace’s fiscal 2005 bonus compensation consisted of a discretionary award to him based on the Company’s financial performance and an evaluation of his individual contributions thereto in fiscal 2005. Mr. Wallace joined the Company on June 11, 2004 and, as a result, his 2004 compensation was paid for the period from that date to June 30, 2004.

Option Grants in Fiscal 2005

The following table sets forth information regarding the options to purchase shares of Company common stock that were granted to the Named Officers during the fiscal year ended June 30, 2005:

Name	Number of Shares Underlying Options Granted	Percent of Total Options Granted to All Employees in Fiscal 2005(1)	Exercise Price ($/Share)	Expiration Dates	Potential Realizable Value of Options at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Michael R. Haynes	40,000 (3)	13.7%	$15.59	2015	$392,179	$993,858
	40,000 (4)	13.7%	$19.60	2015	$493,053	$1,249,494

Michael J. Lewis	15,000 (5)	5.1%	$15.59	2015	$147,067	$372,697
	15,000 (4)	5.1%	$19.60	2015	$184,895	$468,560

Joseph J. Wallace	5,000 (4)	1.7%	$15.59	2015	$49,022	$124,232

(1)	During the fiscal year ended June 30, 2005, the Company granted options to purchase an aggregate of 293,000 shares of common stock to employees and directors of the Company.

(2)
There is no assurance that the values that may be realized by an executive officer on exercise of options will be at or near the values estimated in the table, which utilize arbitrary compounded rates of growth of stock price of 5% and 10% per year.

(3)
These options become exercisable in 4 equal annual installments of 10,000 shares each, commencing on December 6, 2005 (one year after the date of grant), and will expire in 10 years unless sooner exercised or terminated.

(4)	These options became fully exercisable on the date of grant and will expire in 10 years unless sooner exercised or terminated.

(5)
These options become exercisable in 4 equal annual installments of 3,750 shares each, commencing on December 6, 2005 (one year after the date of grant) and will expire in 10 years unless sooner exercised or terminated.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

None of the Named Officers exercised options in fiscal 2005, except Mr. Lewis, who exercised an option to purchase 10,000 shares of the Company’s common stock in November 2004. The following table sets forth certain information with respect to “in-the-money” options held by the Named Officers at June 30, 2005.

	Options Exercised During Fiscal 2005		Number of Shares Underlying Unexercised Options At June 30, 2005		Value of Unexercised In-the-Money Options At June 30, 2005 (1)
Name	Number of Shares	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael R. Haynes	0	$-	100,000	80,000	$861,050	$929,050

Michael J. Lewis	10,000	$154,200	41,875	28,125	$349,038	$202,163

Joseph J. Wallace	0	$-	8,750	11,250	$23,863	$42,638

(1)	Based on the closing price of the Company’s shares on the NASDAQ National Stock Market on June 30, 2005, of $17.52 per share.

Employment Agreement

In January 2003, the Company entered into a one year employment agreement with Michael Haynes pursuant to which he is employed as the Company’s CEO, at a salary of $250,000 per year. In October 2003 the employment agreement was extended to December 31, 2004 and Mr. Haynes’ base salary was increased to $275,000 per year. Effective July 1, 2004, Mr. Haynes’ base salary was increased to $300,000 per year and in October 2004 the Compensation Committee approved a one year extension of the agreement to December 31, 2005. The employment agreement is terminable by the Company at any time, with or without cause, effective on 15 days’ prior notice to Mr. Haynes. If the Company were to exercise its right to terminate that Agreement without cause, it would become obligated to continue Mr. Haynes’ salary and benefits (which consist of health insurance) for a period that is the shorter of (i) six months or (ii) the then unexpired term of that agreement.

Certain Transactions

During 2005, DHRCC, Inc., which is engaged in the direct sale of rare coins, primarily at retail, and is owned by David G. Hall, who is our President and one of our Directors, and Van D. Simmons, who also is one of our Directors, paid the Company $29,000 for advertising fees and $26,000 for grading and authentication fees. Those advertising fees and authentication and grading fees were comparable to the fees charged by the Company in the ordinary course of its business to unaffiliated customers for similar services. During 2005, the Company also reimbursed DHRCC for warranty claims of approximately $11,000 in accordance with its standard authentication and grading warranty, and paid DHRCC approximately $9,000 for the purchase of certain coin inventory.

DHRCC also has subleased from the Company, through November 6, 2009, approximately 2,200 square feet of office space, located at the Company’s offices in Santa Ana, California, at a rent equal to between $1.50 and $1.75 per square foot per month. That rent was determined on the basis of and is equal to the rent that was being paid to the Company by an unaffiliated subtenant for comparable space in the same building under a sublease entered into by the Company in March 2004. Rent received under the DHRCC sublease, which commenced on March 1, 2004, totaled $40,000 in fiscal 2005.

Compensation Committee Interlocks and Insider Participation

The Members of the Compensation Committee of the Board of Directors are Deborah Farrington, A. Clinton Allen, and A. J. Bert Moyer, who are non-employee directors of the Company and have been determined by the Board of Directors to be independent directors within the meaning of the NASDAQ Listed Company Rules. No executive officer of the Company served or serves on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

Decisions relating to the compensation of the Company’s executive officers are made by the Compensation Committee of the Board of Directors. It is the responsibility of the Compensation Committee to assure that the executive compensation programs are reasonable and appropriate, meet their stated purposes and effectively promote the interests of the Company and its stockholders.

Compensation Philosophy and Policies for Executive Officers

The Company’s strategic goal is to become the leading provider of value-added services to the high-value collectibles markets in which it operates and to expand its service offerings to other high value asset markets, and thereby to maintain a high level of revenue growth and achieve increasing profitability and, in that way, increase stockholder value. In establishing compensation programs for the Company’s executive officers, the Compensation Committee seeks to create incentives and provide rewards for performance and accomplishments by its officers that will further these goals.

The Committee’s compensation policy emphasizes competitive base salaries, annual incentive compensation or bonus plans for selected officers and management employees and long term incentive compensation in the form of stock options. Stock options are granted at exercise prices equal to the market value of the Company’s shares on the date they are granted. Since the financial reward provided by stock options is dependent on appreciation in the market value of the Company’s shares above those exercise prices, stock options reward executives for performance that results in improved market performance of the Company’s stock, which benefits all stockholders. With the exception of standard health insurance benefits that are available to all of its employees, the Company provides essentially no perquisites to the CEO or its other executive officers.

Base Salaries. All executive officer salaries are reviewed and evaluated at least once per year. In determining appropriate salary levels and salary increases, the Compensation Committee considers the extent to which the Company has achieved, and the extent of the executive’s contribution to the achievement of, its strategic goals, the level of responsibility of the executive, and his or her experience and other qualifications. In addition, the Committee recognizes that to be able to retain its existing executives and attract new executives, the Company must offer executive salaries that are comparable to those paid by its competitors. As a result, the Compensation Committee also considers published data regarding compensation paid by similar companies to individuals holding positions comparable to those held by the Company’s executive officers.

Incentive Compensation. It is the Committee’s policy to establish annual incentive compensation plans for the Company’s CEO and the other Named Officers which will reward them for (a) their contributions to the Company’s financial performance, measured in relation to the Company’s annual operating plan for the year, which is initially developed by management and then is submitted to the Board of Directors for its review, possible modification and approval; and (b) their achievement of individualized objectives, generally within the executive’s area of responsibility, that are established by the Committee. In accordance with that policy, during fiscal 2005 the Compensation Committee established a Senior Management Bonus Plan for Messrs. Haynes, Lewis and Hall. Under that Plan, the Committee established fiscal 2005 revenue and earnings goals (“performance goals”) and individualized management objectives for Messrs. Haynes and Lewis and provided for the payment of bonuses to each of them based on the extent to which (i) the Company achieved or exceeded those performance goals and (ii) they achieved or exceeded their respective individualized management objectives. In the case of Mr. Hall, his fiscal bonus compensation under the 2005 Management Bonus Plan was tied to the contribution of the Company’s authentication and grading divisions to the Company’s earnings, because those divisions operate under Mr. Hall’s direct management supervision.

Stock Options and Equity-Based Programs. The grant of stock options represents the only form of long term incentive compensation that is awarded by the Company to its executive officers. As discussed above, the Committee believes that the grant of stock options better aligns the interests of the Company’s executive officers with those of the stockholders by rewarding the executive officers for increases in the market value of the Company’s shares. In addition, the Compensation Committee believes that stock option grants provide the Company with a mechanism for recruiting individuals by providing an opportunity for those officers to profit from the results of their contributions to the Company.

The options granted to executive officers provide the right to purchase shares of common stock, at the fair market value on the date of grant. Each stock option may become exercisable (“vests”) either immediately or over a period of time that generally ranges from one to five years as determined by the Compensation Committee at the time the option is granted; although, in most cases, vesting occurs over a four to five year period. Once vested, options remain exercisable for a stated term, generally 10 years; however, on termination of an optionee’s employment, options that have not yet become vested terminate automatically and vested options terminate three months (or, in the event such termination is due to the disability or death of the optionee, 12 months) thereafter. Decisions with respect to the number of shares covered by each option grant and the frequency of option grants to executives reflect the Compensation Committee’s assessment of the executive’s level of responsibility, his or her past and anticipated future contributions to the Company and the impact the executive has on decisions that affect the overall success of the Company.

CEO Compensation. During fiscal 2005, the Compensation Committee approved an extension of Mr. Haynes employment agreement to December 31, 2005 and, based on a compensation study conducted for the Committee and recommendations made to the Committee by an outside compensation planning and advisory firm and Mr. Haynes’ performance during fiscal 2004, increased his annual salary from $275,000 and to $300,000, effective July 1, 2004. Mr. Haynes also earned a bonus under the fiscal 2005 Management Bonus Plan of $300,000 based on the Company’s fiscal 2005 revenues and earnings and Mr. Haynes’ performance of the individualized management objectives established for him by the Committee for fiscal 2005. Options granted to Mr. Haynes by the Committee in fiscal 2005 consisted of (i) a grant, in December 2004, of an option to purchase up to 40,000 shares at an exercise price of $19.60 per share, and (ii) a grant, in June 2005, of an option to purchase up to an additional 40,000 shares at an exercise price of $15.59 per share. In each case, the option exercise price was equal to the closing price of the Company’s shares on the date of grant, as reported by NASDAQ. The initial 40,000 share option is exercisable in four equal annual installments as to 10,000 shares each, beginning on December 6, 2005. The other 40,000 share option was made fully exercisable as of the date of grant, because that option was granted to Mr. Haynes based on his contributions to the Company’s fiscal 2005 financial performance.

Respectfully Submitted,

Deborah A. Farrington (Chair)
A. Clinton Allen
A. J. Bert Moyer

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2005 (the “2005 Financial Statements”).

The Audit Committee of the Board of Directors is responsible for assisting the Board in fulfilling its oversight responsibility as it relates to the Company's financial reporting, and its internal financial and accounting systems and accounting practices and policies. The Board of Directors has adopted an Audit Committee Charter that sets forth the authority and specific duties of the Audit Committee. A copy of the Charter is accessible at the Investor Relations section of our website at www.collectors.com.

In discharging its responsibility, the Audit Committee met and held discussions with management and Grant Thornton, LLP, the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2005. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.

The Audit Committee has received from Grant Thornton the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with them their independence from the Company and its management and has considered whether the independent auditors’ provision of any non-audit services was compatible with maintaining their independence.

Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of the Company’s 2005 Financial Statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2005 filed with the Securities and Exchange Commission.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and no member of the Committee is, nor does any member of the Committee represent himself or herself to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have necessarily relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the Company’s registered independent public accounting firm included in their report on the Company’s 2005 Financial Statements.

Respectfully Submitted,

A. J. Bert Moyer (Chair)
A. Clinton Allen
Deborah A. Farrington

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee and Audit Committee Reports and the Performance Graph on the following page shall not be incorporated by reference into any such filings.

STOCKHOLDER RETURN COMPARISON

The following graph compares, for each of the years in the five year period ended June 30, 2005, the cumulative total returns for the Company and for (i) an index comprised of companies classified as “Auction House/Art Dealers that were selected by the Company (the “Peer Group”), (ii) the Russell 2000 Small Cap Index (the “Russell 2000”), which we have used in prior years, and (iii) the Russell Micro-Cap Index, which we are using for the first time this year and intend to use in future years. The companies comprising the Peer Group and their respective trading symbols are: Richie Bros. Auctioneers (“RBA”), Sotheby's Holdings, Inc. (“BID”), Ableauctions.Com (AAC), Greg Manning Auctions Inc. (GMAI), and Gallery of History, Inc. (“HIST”). The data for this Peer Group Index was obtained from NASDAQ.

We decided to begin using the Russell Micro-Cap Index and will be discontinuing the use of the Russell 2000 Index in future years, because we believe that the companies included in Russell Micro-Cap Index are more representative of our Company, particularly in terms of size and market capitalization, than the companies included in the Russell 2000 Index.

160
140
120
100
80
60
40
20
0
Jun-2000
Jun-2001
Jun-2002
Jun-2003
Jun-2004
Jun-2005
149
146
142
124
114
112
106
104
103
102
100
99
89
87
83
83
79
65
34
29
Collectors Universe, Inc.
Peer Group Index
Russell 2000 Composite Index
Russell Micro-Cap-Index

	June 30,
	2000	2001	2002	2003	2004	2005
Collectors Universe, Inc.	100.0	65	34	29	112	149
Peer Group Index	100.0	79	83	83	102	106
Russell 2000 Composite Index	100.0	99	89	87	114	124
Russell Micro-Cap Index	100.0	104	100	103	142	146

This Stock Performance Graph assumes that $100 was invested, on June 30, 2000, in Company’s shares and in the shares of the companies in the Peer Group Index, the Russell 2000 Index and the Russell Micro-Cap Index and that any dividends issued for the indicated periods were reinvested. Stockholder returns shown in the Stock Performance Graph are not necessarily indicative of future stock performance.

APPROVAL OF THE 2005 STOCK INCENTIVE PLAN
(Proposal No. 2)

Introduction

As of August 31, 2005 180,000 shares remained available for stock option grants under our incentive stock plans. As a result, on the recommendation of the Compensation Committee, the members of which are all independent directors of the Company, in September 2005 the Board of Directors adopted, subject to stockholder approval, the 2005 Stock Incentive Plan (the “2005 Plan”), which sets aside 230,000 shares of common stock for the grant of stock options and restricted stock purchase rights to officers and other key employees, directors of and consultants and other service providers to the Company and its subsidiaries.

Reasons for Adoption and Purposes of the 2005 Stock Incentive Plan. The Company’s primary business is the authentication and grading of high value collectibles. However, the number of individuals who have the expertise to authenticate and grade high value collectibles is limited, and competition for available collectibles experts in our markets is intense. Additionally, the Board of Directors believes that an important factor that will affect the Company’s ability to implement its growth strategies and initiatives, including the expansion of our business into new markets, will be our ability to attract additional key management personnel with relevant experience in those markets. As a result, the Board of Directors believes that the Company needs options and restricted stock purchase rights to be able to offer meaningful incentives that will enable the Company to compete effectively for available collectibles experts and such other key management personnel, as well as to retain existing officers, key employees, directors and service providers. In the view of both the Compensation Committee and the Board of Directors the 180,000 shares that remain available for the grant of options and restricted stock purchase rights are not sufficient in number for these purposes and, therefore, the Board of Directors is asking stockholders to approve the 2005 Stock Incentive Plan.

Additionally, the Board of Directors believes that the grant of options and restricted stock purchase rights helps to align the interests of management and key employees with those of the Company’s stockholders, because the grant of options and stock purchase rights reward management and other key employees for performance that results in increases in the price of the Company’s shares, which benefits our stockholders. At the same time, the 2005 Plan is limited to a total of 230,000 shares which, when added to the number of shares that are subject to outstanding options and warrants and the shares that remain available for future grants, will total approximately 19.5% of the number of our currently outstanding shares.

For these reasons the Board of Directors is unanimous in its belief that adoption of the 2005 Plan is in the best interests of the Company and its stockholders.

Vote Required for Approval of the 2005 Plan. Approval of the 2005 Plan requires the favorable vote of the holders of a majority of the shares of common stock that are present or represented and voted on this Proposal at the Annual Meeting. Proxies solicited by the Board of Directors for which no specific instruction is given with respect to this Proposal in any proxy will be voted FOR approval of the 2005 Plan. Abstentions will have the same effect as a vote against adoption of the 2005 Plan, and broker non-votes will be treated as if they had not been voted and, therefore, will not be counted, except for quorum purposes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” APPROVAL OF THE 2005 PLAN.

Description of the 2005 Plan

The essential features of the 2005 Plan are summarized below. The summary does not purport to be a complete description of the 2005 Plan. Copies of the 2005 Plan can be obtained, without charge, by writing to the Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, CA 92658.

Authorized Number of Shares under the Plan. In order to accomplish the purposes of the 2005 Plan (which are described above), the Plan sets aside 230,000 shares of the Company’s common stock for grants of incentive or non-qualified stock options and restricted stock purchase rights under the terms of the 2005 Plan. The maximum number of shares of common stock that may be the subject of grants of options and restricted stock purchase rights under the Plan to any Plan participant in any one year may not exceed 100,000 shares. The number of shares authorized for issuance under the 2005 Plan, and the foregoing limitation on annual grants to Plan participants, will be subject to adjustment in the event of stock splits, stock dividends and other similar changes in the capital structure of the Company.

The following table provides information relating to the number, and the average exercise prices, of the shares of our common stock that, as of June 30, 2005, were subject to (i) outstanding options under our existing stock incentive plans, and (ii) outstanding warrants to purchase shares of common stock that have been granted to non-employee service providers (comprised principally of collectibles experts). No restricted stock purchase rights have been granted by the Company.

	As of June 30, 2005
	Column A	Column B	Column C
	Number of Shares Issuable Upon Exercise of Outstanding Options and Warrants	Weighted-Average Exercise Prices of Outstanding Options and Warrants	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity compensation plans approved by shareholders	976,000	$12.49	190,000
Equity compensation not approved by shareholders(1)	282,000	11.21	-
Total	1,258,000	$12.20	190,000

(1)	Warrants to purchase common stock granted to non-employee service providers in the fiscal years ended June 30, 1997 and 1999.

Administration of the Plan. The 2005 Plan provides that it shall be administered by the Board of Directors or a Committee of the Board designated by it. The Board of Directors has designated its Compensation Committee to administer, and to make grants of options and restricted stock purchase rights under, the 2005 Plan. That Committee is currently comprised of three directors, all of whom are independent (as that term is defined in the Rules of the NASDAQ applicable to companies, like Collectors Universe, that are listed on the NASDAQ Stock Exchange). Subject to the provisions of the 2005 Plan, the Committee has full authority to implement, administer and make all determinations necessary under that Plan.

Incentive and Nonqualified Stock Options. Options to purchase common stock granted under the 2005 Plan may be either “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or “nonqualified stock options,” as determined by the Committee at the time of grant. Incentive stock options provide certain income tax benefits to optionees under the Code that are not available to holders of nonqualified options. See “Summary of United States Federal Income Tax Consequences” below.

Eligibility to be Granted Incentive Stock Options under the 2005 Plan. Only officers and other employees of the Company, or of any subsidiary or parent corporation of the Company, are eligible to receive incentive options under the 2005 Plan. As of October 17, 2005, there were a total of four executive officers and 167 other employees of the Company or its subsidiaries that would have been eligible to receive a grant of incentive stock options under the 2005 Plan. An employee who is granted an incentive option may, if otherwise eligible, be granted additional incentive options, or nonqualified options or rights to purchase restricted stock, if the Committee so determines. However, if the aggregate market value of the incentive options of an optionee that become exercisable for the first time in any year were to exceed $100,000, only the first $100,000 of such options would be accorded incentive stock option treatment under the Code. The remaining options, in that event, would be treated as nonqualified options for income tax purposes. For purposes of determining whether or not this limitation has been exceeded, such options would be valued at the fair market value of the underlying shares determined as of the date the options were granted.

Nonqualified Options and Rights to Purchase Restricted Stock. Officers and other employees and members of the Board of Directors (whether or not they also are employees) of, and independent contractors that provide services or supply goods to, the Company or of any subsidiary or parent corporation of the Company, will be eligible to receive nonqualified options and restricted stock purchase rights under the 2005 Plan.

An individual who has been granted a nonqualified option or a right to purchase restricted stock may be granted an incentive option (if he or she also is an officer or employee of the Company or of any of its subsidiaries) or additional nonqualified options or restricted stock purchase rights, if the Committee so determines.

Exercise Prices of Options and Payment for Shares. The exercise price of any option granted under the 2005 Plan, whether it is an incentive or a nonqualified option, must be at least equal to 100% of the fair market value per share of the Company’s common stock on the date the option is granted, except in the case of an incentive option that is granted to an optionee who owns 10% or more of the outstanding shares of common stock of the Company (a “10% stockholder”), as to whom the exercise price must be at least 110% of such fair market value. Payment of the exercise price of options may be made, in the discretion of the Committee, by (i) cash, (ii) check, (iii) delivery of the optionee’s full recourse promissory note evidencing the optionee’s obligation to pay the exercise price (provided he or she is not an executive officer of the Company), (iv) delivery of shares of the Company’s common stock already owned by the optionee, (v) cancellation of a portion of the option having a fair market value equal to the aggregate exercise price of the shares being acquired (a “net exercise”), (vi) cancellation of any indebtedness owned by the Company to, or a waiver of compensation due, the optionee, (vii) a “same day sale” or “margin” commitment from an optionee (provided he or she is not an executive officer of the Company), or (viii) any combination of the foregoing methods or any other consideration or method of payment permitted by applicable law.

Vesting and Termination of Options. When granting options under the 2005 Plan, the Committee has the authority to determine the time or times at which such options will become exercisable (that is, when and in what increments options will “vest”), subject to the requirement that options must expire no later than 10 years from the date of grant (or five years with respect to any incentive options granted to a 10% stockholder). Accordingly, the Committee may determine to grant options that become exercisable in full on the date of grant, which would entitle the optionee to exercise the options at any time in full or from time to time in part, prior to the expiration or earlier termination of the options. In the alternative, the Committee may decide to grant options on terms that provide for them to become exercisable in periodic installments, such as, for example, in four equal successive annual installments of 25% of the options each, commencing on the first anniversary of the date of grant.

Options are nontransferable, other than upon death, in which case they may be transferred by will or the laws of descent and distribution, and generally may be exercised only by an employee while employed by the Company. If an optionee’s employment or service with the Company or any subsidiary is terminated for any reason, those of his or her options that have not yet become exercisable will terminate automatically. Any options that have previously become exercisable will remain exercisable for such period of time, not exceeding three months, after termination of employment, as shall be determined by the Compensation Committee at the time the options are granted. However, if the termination of employment or service is due to the optionee’s death or disability, the options that had become exercisable prior to such termination of employment or service will remain exercisable for 12 months thereafter. Upon termination of any unexercised option, the shares subject to that option will again be available for the grant of options under the 2005 Plan, as will any option shares that may be repurchased by the Company.

Rights to Purchase Restricted Common Stock. Restricted stock purchase rights entitle the recipient thereof to purchase a specified number of shares of common stock (“restricted shares”) pursuant to the terms and subject to the conditions of a restricted stock purchase agreement. Upon exercise of those rights, the participant will acquire ownership of the restricted shares subject to the grant. However, the participant’s right to continued ownership of the shares generally will be subject to vesting requirements determined by the Committee and set forth in the stock purchase agreement, which will provide that, if those vesting requirements are not satisfied, the Company will become entitled to repurchase any or all of the unvested shares at the price paid for them by the participant. Such vesting requirements may include a requirement that the participant remain in the Company’s employ or service for a specified period of time or that specified performance goals or objectives be achieved by the Company or the participant. Except in the case of stock purchase rights granted to executive officers of the Company, the stock purchase agreement also may permit the purchase price for the restricted shares to be paid by delivery of a promissory note providing for payment of the amount of the note in installments over a multi-year period or in a lump sum payment at the maturity date of the note. Since a participant will become the owner of the restricted shares on his or her exercise of the right to purchase those shares, the participant will (except as described below) have all of the rights of a stockholder with respect to those shares, including the right to vote and to receive any dividends that might be declared on the Company’s outstanding common stock.

However, it is expected that in most instances the stock purchase agreements will provide that, until the vesting requirements have been satisfied, the Company will be entitled to retain possession of the shares, the transferability of which will be restricted, and to apply any dividends paid on those shares to the payment of the then unpaid portion of the purchase price of the restricted shares. The purchase price payable for restricted shares will be determined by the Compensation Committee at the time of grant and may be less than the then fair market value of the shares, if deemed appropriate by the Committee, except that the purchase price payable for restricted shares granted to the Company’s CEO and the four highest compensated officers of the Company, in addition to the CEO, may be no less than the fair market value of the Company’s shares on the date such rights are granted. As is the case with stock options granted under the 2005 Plan, the purchase price for restricted shares may be paid in cash or in another form of consideration approved by the Committee, including the delivery of already owned shares by the participant or a promissory note, as provided in the stock purchase agreement or as approved by the Committee. Upon any reacquisition by the Company of the shares subject to restricted stock purchase grants, whether due to a failure of those shares to have become vested or otherwise, those shares will become available for the grant thereafter of stock options or restricted stock purchase rights under the 2005 Plan.

Change in Control. In the event of a change in control (as defined in the 2005 Plan) of the Company, vesting of options and restricted shares will accelerate automatically unless the options or restricted stock purchase agreements are assumed by the acquiring or successor entity (or parent thereof) or the acquiring or successor entity substitutes new options or other stock incentives for the outstanding options and restricted stock purchase rights on terms and conditions which the Committee, in its discretion, considers equitable. If options are assumed or replaced with new options or other incentives by the acquiring or successor entity (or parent thereof), then, the vesting of those substituted options or other incentives shall accelerate and they shall become fully exercisable in the event the participant’s employment or service relationship with the Company or any subsidiary, or such successor entity, as the case may be, is terminated or deemed to be terminated within a period of time, not exceeding 12 months, following the change in control, as determined by the Committee. However, the Committee may, in its discretion, provide for other vesting arrangements in option agreements, or restricted stock purchase agreements, including arrangements which provide for full acceleration of vesting upon a change in control whether or not the acquiring entity agrees to assume, or substitute new options or incentives for, the existing options or any unvested restricted shares. In any event, upon consummation of a change of control of the Company, any options that are neither assumed nor exercised will terminate.

Amendments to and Termination of the Plan. The Committee may from time to time alter, amend, suspend or terminate the 2005 Plan in such respects as the Committee may approve. However, no alteration, amendment, suspension or termination of the 2005 Plan may substantially affect in an adverse manner, or impair, the rights of any holder of any outstanding options or restricted shares without that holder’s prior consent. Unless sooner terminated, the 2005 Plan will terminate on May 31, 2015.

Accounting Treatment

As required by Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS No. 123R”), the Company has adopted the fair value based method of accounting for stock-based employee compensation under SFAS No, 123R, effective as of July 1, 2005. In accordance with SFAS No. 123R, upon the grant of options or restricted shares pursuant to the 2005 Plan, as well as options or restricted shares that we may grant under our existing stock incentive plans, for financial reporting purposes we will incur compensation expense that will be recognized over the vesting period of the options or restricted shares using a fair value based method for valuing outstanding options and restricted shares granted under the Plan. We are not able at this time to predict whether such compensation expense will be material, on an on-going basis, as that will depend on, among other things, the number of shares for which options or restricted stock purchase rights are granted and the prices of our common stock in the future.

Summary of United States Federal Income Tax Consequences

The following is a summary of certain United States Federal income tax consequences of participation in the Company’s 2005 Plan. The summary should not be relied upon as being complete. United States tax laws are complex and subject to change. Moreover, participation in the 2005 Plan may also have consequences under state and local tax laws, as well as foreign tax laws, which may vary from the United States Federal income tax consequences described below. For these reasons, the Company recommends that each 2005 Plan participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Options. No taxable income will be recognized by an optionee under the 2005 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. As is discussed below, the exercise of an incentive option also may result in an “item of adjustment” for purposes of the “alternative minimum tax.”

If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (a) one year after the date of exercise of the option and (b) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of such sale or disposition in an amount equal to the difference between the proceeds realized and the amount paid for such shares (which, if paid by delivery of a promissory note, will be equal to the stated principal amount of such note). However, generally, a sale, exchange, gift or other transfer of legal title of such shares before the expiration of either the one-year or two-year period described above (other than pursuant to certain nonrecognition exchanges or a transfer from a descendent to an estate or transfer by bequest or inheritance) will constitute a “disqualifying disposition.” A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the shares on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one (1) year for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of the disqualifying disposition.

Section 55 of the Code imposes an “alternative minimum tax” on an individual’s income to the extent the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale. For example, assume that an individual pays an exercise price of $10 to purchase stock having a fair market value of $15 on the date of exercise. The amount included in alternative minimum taxable income is $5, and the stock has a basis of $10 for regular tax purposes and $15 for alternative minimum tax purposes. If the individual sells the stock in a subsequent year for $20, the gain recognized is $10 for regular tax purposes and $5 for alternative minimum tax purposes.

An optionee who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim, as a credit against the optionee’s regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has a regular tax liability.

Under the 2005 Plan, the Committee may permit an optionee to pay the exercise price of an incentive option by delivering shares of common stock of the Company already owned by the optionee, valued at their fair market value on the date of exercise. Generally, if the exercise price of an incentive option is paid with already-owned shares or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged. A special rule applies, however, if the shares exchanged were previously acquired through the exercise of an incentive option and the applicable holding period requirements for favorable tax treatment of such shares have not been met at the time of the exchange. In such event, the exchange will be treated as a disqualifying disposition of such shares and will result in the recognition of income to the optionee, in accordance with the rules described above for disqualifying dispositions. If this special rule does not apply, then the new shares received by the optionee upon the exercise of the option equal in number to the old shares exchanged will have the same tax basis and holding period for capital gain purposes as the optionee’s basis and holding period in the old shares. The balance of the shares received by the optionee upon exercise of the option will have a tax basis equal to any cash paid by the optionee, and if no cash was paid, the tax basis of such shares will be zero. The holding period of the additional shares for capital gain purposes will commence on the date of exercise. The holding period for purposes of the one-year and two-year periods described above will commence on the date of exercise as to all of the shares received upon the exercise of an incentive option. If any of the shares subject to the basis allocation rules described above are subsequently transferred in a disqualifying disposition, the shares with the lowest tax basis will be treated as being transferred first.

Nonqualified Options. No taxable income is recognized by an optionee upon the grant to him or her of a nonqualified option, provided that the exercise price of the option is at least equal to 100% of the fair market value of the underlying shares on the date of grant. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the exercise price paid for such shares. The income recognized by an optionee who is an employee will be subject to income tax withholding by the Company out of the optionee’s current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are satisfied.

If the exercise price of a nonqualified option is paid by the optionee in cash or by delivery of a promissory note, the tax basis of the shares acquired will be equal to the cash paid for the shares (which, if paid by delivery of a promissory note, will be equal to the stated principal amount of such note), plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of common stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above).

The new shares received by the optionee equal in number to the old shares exchanged will have the same tax basis and holding period as the optionee’s basis and holding period in the old shares. The balance of the shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise.

Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee’s basis in the shares will be a capital gain or loss and will be treated as long-term or short-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one (1) year for long-term capital gains).

Restricted Shares. If no Code Section 83(b) election is made in connection with the receipt of restricted shares and repurchase rights are retained by the Company, a taxable event will occur on each date the participant’s ownership rights vest (e.g., when the Company’s repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the restricted shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company out of the participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant’s basis in the shares will be equal to the amount paid, if any, for such shares (which, if paid by delivery of a promissory note, will be equal to the stated principal amount of such note), increased by the amount of ordinary income recognized. If the vesting requirements are not satisfied, the participant generally will not recognize any gain or loss upon the repurchase of the shares by the Company at the price paid for them by the participant.

If a Code Section 83(b) election is made within 30 days after the date of exercise of the restricted stock purchase right, or if no repurchase rights are retained by the Company, then the participant will recognize ordinary income, on the date he or she purchases the shares pursuant to the stock purchase agreement, in an amount equal to the excess of the fair market value of such shares on the date of purchase over the amount paid for such shares (which, if paid by delivery of a promissory note, will be equal to the stated principal amount of such note). If the vesting requirements are not satisfied, the participant will only be able to recognize loss upon the repurchase of the shares by the Company if the repurchase price paid by the Company is less than price paid for the shares by the participant. Thus, if the shares are purchased at less than fair market value by the participant, and a Code Section 83(b) election is made, the participant will recognize ordinary income on the date of exercise, but generally will not be able to recognize a loss upon a subsequent forfeiture of the shares.

Tax Withholding

Under the 2005 Plan, in the case of any optionee who is an employee of the Company or of any subsidiary, the Company has the power to withhold, or require the optionee to remit to the Company, an amount sufficient to satisfy United States Federal, state and local tax withholding requirements with respect to any options exercised or restricted stock issued under the 2005 Plan. To the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted shares up to an amount determined on the basis of the highest marginal tax rate applicable to such optionee, in whole or in part, by (i) directing the Company to apply shares of Company common stock to which the optionee is entitled as a result of the exercise of an option or the lapse of restrictions on restricted shares, or (ii) delivering to the Company shares of common stock already owned by the participant.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of Grant Thornton LLP (“Grant Thornton”) served as the Company’s independent registered public accountants for the year ended June 30, 2005. A representative of Grant Thornton will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

The Audit Committee is awaiting a proposal from Grant Thornton with respect to the audit of the Company’s consolidated financial statements for the fiscal year ending June 30, 2006 and the audit of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2006. For that reason, it has not yet engaged an accounting firm to conduct such audits. However, the Audit Committee has approved the engagement of Grant Thornton to review the Company’s unaudited interim quarterly financial statements that will be included in its Quarterly Reports on Form 10-Q for the first three quarters of fiscal 2006.

Deloitte & Touche, LLP (“Deloitte”) served as the Company’s independent registered public accountants for the year ended June 30, 2004. However, as previously reported in a Current Report that we filed with the Securities and Exchange Commission on Form 8-K dated January 26, 2005, on that date we were informed by Deloitte that it had decided to resign as the Company’s independent registered public accounting firm upon the completion of its review of the Company’s interim financial statements to be included in its Quarterly Report on Form 10-Q for our second quarter that ended on December 31, 2004. The Company was informed by Deloitte that its decision to resign was not the result of any disagreements between the Company and Deloitte on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Deloitte’s audit reports on our financial statements for fiscal years ended June 30, 2004 and 2003 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from July 1, 2002 to January 26, 2005, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. During the period from July 1, 2002 to January 26, 2005 there were no reportable events as defined in Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K.

We provided Deloitte with a copy of the disclosure we included in our Current Report on Form 8-K reporting its resignation and, at our request Deloitte furnished us with a letter addressed to the Securities and Exchange Commission stating that Deloitte agreed with the statements that we made in that Current Report.

As also previously reported, in a Current Report dated February 8, 2005, that we had filed with the Securities and Exchange Commission, the Audit Committee of the Company’s Board of Directors approved the appointment and engagement of Grant Thornton as the Company’s independent registered public accounting firm.

During the period from July 1, 2002 to February 8, 2005 (the date Grant Thornton was engaged), neither the Company, nor anyone acting on its behalf, consulted with Grant Thornton regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S−K.

Audit and Other Services Performed and Related Fees

Services Rendered by and Fees Paid to Grant Thornton in Fiscal 2005.

Audit Services. During fiscal 2005, Grant Thornton rendered audit services to the Company, which consisted of (i)  the annual audit of our consolidated financial statements for the fiscal year ended June 30, 2005 and a review of our interim consolidated financial statements that were included in our Quarterly Report on Form 10-Q filed with the SEC for the quarter ended March 31, 2005, and (ii) an audit of the effectiveness of our internal control over financial reporting as of June 30, 2005, in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Fees paid for those services totaled $591,000.

Other Services. The only other services rendered to us by Grant Thornton in fiscal 2005 were accounting due diligence services in connection with our acquisition of a business that we consummated in early September 2005. Fees paid to Grant Thornton for those services totaled $47,000.

The Audit Committee determined that the provision by Grant Thornton of the due diligence services, and the fees paid for those services, in fiscal 2005 were compatible with maintaining Grant Thornton’s independence.

Services Rendered by and Fees Paid to Deloitte in Fiscal 2005 and Fiscal 2004.

Audit Services. In fiscal 2005, Deloitte rendered audit services to us consisting of reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended September 30 and December 31, 2004. Audit fees paid for those fiscal 2005 services totaled $30,000. In fiscal 2004, Deloitte rendered audit services to us that consisted of the audit of our annual consolidated financial statements for the fiscal year ended June 30, 2004 and reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC for the first three quarters of that year. Audit fees paid to Deloitte for those fiscal 2004 services totaled $206,714.

Audit-Related Services. In fiscal 2005, Deloitte rendered audit related services to us in connection with the incorporation, by reference, of our audited financial statements for the fiscal years ended June 30, 2002, 2003 and 2004 and our unaudited interim consolidated financial statements for the six months ended December 31, 2004 and 2003, into our registration statement that we filed with the SEC to register, under the Securities Act of 1933, as amended, a total of 3,450,000 shares of our common stock for sale in a public offering that was completed in the third quarter of fiscal 2005. Deloitte’s fees for such audit related services totaled $216,000. In fiscal 2004 Deloitte rendered audit related services to us consisting of an audit of the financial statements of the Company’s auction businesses (which had not previously been audited separately) to facilitate the sale of those businesses by the Company. Fees paid for those services totaled $324,891.

Tax Services. Deloitte rendered tax planning and advisory services to us in fiscal 2005 and 2004, for which it was paid fees of $1,000 and $62,508, respectively.

Other Services. Deloitte did not render any other services to us in fiscal 2005. In fiscal 2004, Deloitte rendered advisory services to us in connection with the preparation and processing of applications for enterprise zone tax credits, for which it received fees of $175,000 and $27,180 in fiscal 2005 and 2004, respectively.

The Audit Committee determined that the provision by Deloitte of audit-related and tax services, and the fees paid for those services, in fiscal 2005 were compatible with maintaining Deloitte’s independence.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee Charter, a copy of which is accessible at the Investor Relations Section of the Company’s website at www.collectors.com, provides that our Audit Committee will pre-approve all audit and non-audit engagements of any independent registered public accounting firms, including the nature of the services to be performed and the fees for such services, either through specific approval of the Audit Committee or by the Chairman of the Committee pursuant to authority specifically delegated to him by the Committee. Any engagement approved by the Chairman pursuant to delegated authority is required to be reported to the Audit Committee at its next meeting. Since the adoption of the Charter, all audit and non-audit services provided by the Company’s independent registered accounting firms have been pre-approved.

SOLICITATION

We will pay the costs of soliciting proxies from our stockholders, and plan on soliciting proxies by mail. In order to ensure adequate representation at the Annual Meeting, Company directors, officers and employees (who will not receive any additional compensation therefor) may communicate with stockholders, brokerage houses and others by telephone, email, telegraph or in person, to request that proxies be furnished. We will reimburse brokerage houses, banks, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company’s shares.

SHAREHOLDER PROPOSALS

Under Securities Exchange Act Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2006 Annual Meeting of Stockholders must provide us with a written copy of that proposal by no later than 120 days before the first anniversary of the release of our proxy materials for the upcoming 2006 Annual Meeting. However, if the date of our Annual Meeting in 2006 changes by more than 30 days from the date on which our 2005 Annual Meeting is held, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for our 2006 Annual Meeting. Matters pertaining to such proposals, including the number and length of such proposals, the eligibility of persons entitled to have such proposals included and other aspects are governed by the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder and other laws and regulations to which interested stockholders should refer.

OTHER MATTERS

We are not aware of any other matters to come before the 2005 Annual Meeting. If any other matter not mentioned in this Proxy Statement is properly submitted to a vote of stockholders at the Meeting, the proxy holders named in the enclosed proxies will have discretionary authority to vote all proxies they have received with respect to such matter in accordance with their judgment.

ANNUAL REPORT

The 2005 Annual Report to Stockholders of the Company is being sent with this Proxy Statement to each stockholder of record as of October 17, 2005. The Annual Report is not to be regarded as proxy solicitation material.

By Order of the Board of Directors

October 28, 2005                                                                   Michael R, Haynes
Chief Executive Officer

COPIES OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED JUNE 30, 2005 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, COLLECTORS UNIVERSE, INC., P.O. BOX 6280, NEWPORT BEACH, CA 92658.

COLLECTORS UNIVERSE, INC.

P R O X Y

Solicited by the Board of Directors
Annual Meeting of Stockholders—December 5, 2005

The undersigned hereby revokes all previously granted proxies and appoints A. Clinton Allen, Michael R. Haynes and David G. Hall, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Collectors Universe, Inc. which the undersigned is entitled to represent and vote at the 2005 Annual Meeting of Stockholders to be held at 1921 E. Alton Avenue, Santa Ana, California 92705, at 10:00 A.M. Pacific Time on December 5, 2005, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the Annual Meeting, as directed on the reverse side of this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE REVERSE SIDE OF THIS PROXY. WHERE NO DIRECTION IS GIVEN, THOSE SHARES WILL BE VOTED “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ON THIS PROXY AND “FOR” THE APPROVAL OF THE 2005 STOCK INCENTIVE PLAN. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ALL OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

IMPORTANT-PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY
(continued and to be signed on other side)

ê DETACH PROXY CARD HERE ê

COLLECTORS UNIVERSE, INC.

Please mark your votes as in this example: ☒

THE DIRECTORS RECOMMEND A VOTE “FOR” PROPOSAL NO. 1 AND PROPOSAL NO. 2

Proposal No. 1	ELECTION OF DIRECTORS:

FOR: ☐ The Nominees Named Below		WITHHOLD AUTHORITY: ☐ To Vote for All of the Nominees Named Below

A. Clinton Allen, Deborah A. Farrington, Ben A. Frydman, David G. Hall, Michael R. Haynes, A. J. “Bert” Moyer and Van D. Simmons

(Instruction: To withhold authority to vote for any Nominee, print the Nominee’s name in the space below.)

Exceptions:

Proposal No. 2.	APPROVAL OF THE 2005 STOCK INCENTIVE PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3.	IN THEIR DISCRETION, UPON OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Dated: , 2005
(Signature of stockholder)

(Signature if held jointly)
Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

é Please Detach Here é
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope